Exhibit 99.1

News Release

PowerCold Receives Orders for WDFC Evaporative Fluid Coolers From Wal-Mart for Five Supercenters

San Antonio, TX, May 4, 2007 – PowerCold Corporation (PWCL:PK) announced today that the company received purchase orders for its WDFC Evaporative Fluid Coolers from Wal-Mart Stores, Inc. (NYSE:WMT) for five Supercenters with expected deliveries during the third quarter of 2007.

The WDFC product incorporates PowerCold’s PlexCoil®, a newly developed proprietary heat exchanger, which uses DuPont™ Caltrel® engineered polymer materials.  The WDFC supports Wal-Mart’s green building initiatives to reduce energy and water consumption, and refrigerant charge.

PowerCold Corporation designs, develops and markets unique HVAC products and systems used in converting dry cooling systems to evaporative cooling systems.  PowerCold's proprietary energy efficient products reduce power costs for air conditioning and refrigeration over air-cooled heat rejection.

Contact:

Frank Simola  215-248-2836

Email:

pwcl@powercold.com

Website:

http://www.powercold.com

PowerCold® and PlexCoil® are registered trademarks of PowerCold Corporation.

DuPont™ and Caltrel® are trademarks of DuPont or its affiliates and are used under license by PowerCold Corporation.

The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including the inability to generate and secure the necessary product sale, or the lack of acceptance of the company’s products by its customers.  In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.